SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007 (February 22, 2007)

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 West 45th Street, 35th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 703-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain

Officers.

(e) On February 22, 2007, the Compensation Committee (the "Committee") of the Board of Directors of NetRatings, Inc. (the "Company") determined the amount of 2006 bonuses payable to certain executive officers under the Company's executive bonus plan. The following named executive officers will be paid 2006 cash bonuses as set forth below:

Name and Position	2006 Bonus

William Pulver, President and Chief Executive Officer	$592,684
Todd Sloan, Executive Vice President of Corporate Development, Chief Financial Officer and Secretary	$252,125
Manish Bhatia, Executive Vice President, Global Operations and U.S. Sales	$162,725
Forrest Didier, Managing Director, Asia-Pacific & Latin America	$154,407
John Kleine, Chief Technical Officer and Senior Vice President, Engineering and Operations	$130,869

On February 22, 2007, the Committee also approved an increase of (i) five percent (5%) in the 2007 annual base compensation of Manish Bhatia, (ii) four percent (4%) in the 2007 annual base compensation of Forrest Didier and (iii) three percent (3%) in the 2007 annual base compensation of William Pulver, Todd Sloan and John Kleine, to be effective March 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

Date: February 27, 2007	By:	/s/ Alan Shapiro
Alan Shapiro Senior Vice President & General Counsel